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                       SECURITIES AND EXCHANGE COMMISSION


                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 10, 2004

                       Peoples Ohio Financial Corporation
                       ----------------------------------
             (Exact name of registrant as specified in its charter)



          Ohio                  0-49619                    31-1795575
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(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)




                    635 South Market Street, Troy, Ohio 45373
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                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (937) 339-5000


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                                    FORM 8-K

Item 8.01                  Other Events.
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                  The following was contained in a press release issued by
Peoples Ohio Financial Corporation on September 10, 2004:
Friday, September 10, 2004


NEWS RELEASE                                      For Further Information
------------                                      Contact: Linda Daniel
For Immediate Release                                      VP Mktg./Adm.
                                                           (937)-339-5000


                       Peoples Ohio Financial Corporation
                   Announces Increase in Semi-Annual Dividend


The Board of Directors of Peoples Ohio Financial Corporation, parent company of Peoples Savings Bank (Troy-Piqua-Clayton), declared a $0.065 per share dividend to shareholders of record on September 19, 2004. The Dividend will be payable on October 7, 2004.

This represents an increase of 8.3% over the dividend level of the previous fiscal year.

"Peoples Savings Bank continues to focus on providing a high level of service to our customers and value to our shareholders," Ron Scott, President/CEO emphasized. He pointed out that this dividend represents a yield to our shareholders of 3.0%. This is 50% greater than comparable dividend yields on publicly traded thrift stocks.

According to Scott, "This dividend increase reflects the Board and management's confidence in Peoples strength as a local financial institution."

Peoples Savings Bank has banking centers, ATM locations and trust offices in Troy, Piqua and Clayton. Peoples Ohio Financial Corp. stock is traded over the counter under the symbol "POHF." Sweeney Cartwright & Co. (Contact George Geissbuhler at 1-800-334-7481) and Robert W. Baird, Investments (Contact Bob Lucas at 1-888-223-3296) act as market-makers for the Company's stock.


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                                   SIGNATURES
                                   ----------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            PEOPLES OHIO FINANCIAL CORPORATION



                                            By: /s/ Ronald B. Scott
                                                ----------------------
                                            Date: September 10, 2004